UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report : November 21, 2016
(Date of Earliest Event Reported): November 17, 2016

Tyson Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State of incorporation or organization)

001-14704
(Commission File Number)

71-0225165
(IRS Employer Identification No.)

2200 West Don Tyson Parkway, Springdale, AR 72762-6999
(479) 290-4000
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)

Not applicable
(Former name, former address and former fiscal year, if applicable)

___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On November 21, 2016, Tyson Foods, Inc. issued a press release announcing results of operations for its fourth quarter and 12 months ended October 1, 2016. The press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.
Limitation on Incorporation by Reference
In accordance with general instruction B.2 of Form 8-K, the information in this report, including exhibits, is furnished pursuant to Items 2.02 and 9.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 17, 2016, the Board of Directors of Tyson Foods, Inc. (the “Company”) increased the number of members of the Board to ten and elected Tom Hayes as a member of the Board. On November 21, 2016, the Company announced that, effective December 31, 2016, Mr. Hayes will become President and Chief Executive Officer (“CEO”) of the Company. Mr. Hayes was previously promoted to President on June 13, 2016. Mr. Hayes is a 29-year veteran of the consumer products industry. Prior to his role as President, Mr. Hayes was the Chief Commercial Officer at the Company, overseeing all North American sales, in addition to the food service prepared foods line of business. Additionally, on November 17, 2016, Donnie Smith informed the Company of his intent to resign as a member of the Board of Directors of the Company effective December 31, 2016.

A copy of the Company’s press release regarding the CEO transition is attached to this Form 8-K as Exhibit 99.2 and it is incorporated by reference in its entirety into this Item 5.02.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
99.1	Press release, dated November 21, 2016, announcing results of operations of Tyson Foods, Inc. for its fourth quarter and 12 months ended October 1, 2016.
99.2	Press release, dated November 21, 2016, announcing the CEO transition.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

Date: November 21, 2016	By:	/s/ Dennis Leatherby

	Name:	Dennis Leatherby
	Title:	Executive Vice President and
Chief Financial Officer

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